Exhibit 4.1
EXECUTION VERSION

DOANE PET CARE COMPANY
and each of the Subsidiary Guarantors named herein
10 5/8% Senior Subordinated Notes due 2015

INDENTURE
Dated as of October 24, 2005

WILMINGTON TRUST COMPANY,
as Trustee

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EXHIBIT A Form of Global Security
EXHIBIT B Form of Certificate of Exchange
EXHIBIT C Form of Certificate of Acquiring Institutional Accredited Investor
EXHIBIT D Form of Notation of Guarantee
EXHIBIT E Form of Supplemental Indenture

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          INDENTURE, dated as of October 24, 2005, among DOANE PET CARE COMPANY, a Delaware corporation (the “Company”), DOANE MANAGEMENT CORP., a Delaware corporation, DOANE WINDY HILL JOINT VENTURE L.L.C., a Texas limited liability company, DPC INVESTMENT CORP., a Delaware corporation, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 10 5/8% Senior Subordinated Notes due 2015 issued on the date hereof (the “Initial Securities”), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in the Registration Rights Agreement (as defined herein), the Company’s 10 5/8% Senior Subordinated Notes due 2015 issued in the Exchange Offer in exchange for such Initial Securities or Additional Securities (the “Exchange Securities”):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.1 Definitions.
          “1998 Notes” means the Company’s $150,000,000 in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007.
          “2003 Indenture” means the Indenture, dated as of February 28, 2003, among the Company, the guarantors parties thereto and Wilmington Trust Company, as trustee.
          “2003 Notes” means the Company’s $213,000,000 in aggregate principal amount of 10 3/4% Senior Notes due 2010.
          “144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.
          “Acquisition” means the transactions pursuant to which (x) the Principals became the beneficial owners of approximately 98.5% of all of the outstanding Equity Interests of the Company and Holdings, (y) certain members of the senior management of the Company became the beneficial owners of approximately 1.5% of the outstanding Equity Interests of the Company and Holdings and (z) the Jersey Entity became the owner of approximately 70.1% of all of the outstanding shares of Class B Common Stock of the Company and Holdings; in each case, pursuant to the Transaction Agreement.
          “Additional Assets” means:
     (1) any property or assets, other than Indebtedness and Capital Stock, to be used by the Company or a Restricted Subsidiary of the Company in the pet food business,

distribution activities on behalf of pet food business customers and other business activities that are incidental or related thereto;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Company as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary; or
     (3) Capital Stock constituting a minority interest in any Person that at the time is a Restricted Subsidiary; provided, however, that, in the case of clauses (2) and (3), the Restricted Subsidiary of the Company is primarily engaged in the pet food business, distribution activities on behalf of pet food business customers and other business activities that are incidental or related thereto.
          “Additional Interest” means the additional interest, if any, required by Section 6 of the Registration Rights Agreement or any similar provision of a registration rights agreement with respect to Additional Securities.
          “Additional Securities” means any Securities (other than the Initial Securities or Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the specified Person, any Person who is a director or officer of that Person or any Subsidiary of that Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Disposition” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business; and
     (2) the sale by the Company or the issue or sale by any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries.
In the case of either clause (1) or (2) above, whether in a single or transaction or a series of related transactions (a) that have a Fair Market Value in excess of $5,000,000 or (b) for Net Cash Proceeds in excess of $5,000,000.

          Notwithstanding the foregoing, the following items shall not be deemed to be Asset Dispositions:
     (1) transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or the sale or issuance by the Company of Equity Interests in the Company;
     (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
     (3) a Restricted Payment that is permitted pursuant to Section 4.4 hereof or a Permitted Investment;
     (4) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
     (5) the licensing of intellectual property;
     (6) disposals or replacements of obsolete equipment, uneconomical, negligible, worn out or surplus property in the ordinary course of business;
     (7) any sale of property or other assets received by the Company or any of its Restricted Subsidiaries upon foreclosure on a Lien, condemnation or similar action;
     (8) any sale of Equity Interests in an Unrestricted Subsidiary;
     (9) the granting of any Liens not otherwise prohibited by this Indenture; and
     (10) any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole subject to the provisions of Section 4.8 and/or Section 5.1.
          “Attributable Indebtedness” means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP), compounded annually, of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction, including any period for which the lease has been extended.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a limited liability company, the board of managers of the company or, if the limited liability company is owned or managed by a single entity, the board of directors or other governing body of such entity;
     (3) with respect to a partnership, the board of directors of the general partner of the partnership; and
     (4) with respect to any other Person, the board of directors or committee of such Person serving a similar function.
          “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date the lease may be terminated without penalty.
          “Capital Stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means:
     (1) U.S. Government Obligations having maturities of not more than one year from the date of acquisition;
     (2) marketable general Obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;
     (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s, and having capital and surplus in excess of $500,000,000;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;
     (5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of Investments, and in either case maturing within 365 days after the date of acquisition thereof;
     (6) interests in any investment company which invests solely in instruments of the type specified in clauses (1) through (5) above; and
     (7) in the case of Foreign Subsidiaries, the Euro or such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business, and substantially similar investments to those set forth in clauses (1) through (6) above, denominated in foreign currencies; provided that references to the United States Government shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.
          “Change of Control” means the occurrence of any of the following events:
     (1) prior to the first Public Equity Offering of Voting Stock of the Company or a Parent Entity, as the case may be, the Principals become the “beneficial owner,” as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of less than 50% of the voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company or the Parent Entity, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or a Parent Entity, as the case may be, any direct or indirect transfer of securities by any Principal or otherwise and the Principals beneficially own, directly or indirectly, in the aggregate Voting Stock representing a lesser percentage of voting power of the Company than any other “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act). For purposes of this paragraph (1) and paragraph (2) below, the Principals will be deemed to beneficially own any Voting Stock of a person (the “specified corporation”) held by any other person (the “parent corporation”) so long as the Principals beneficially own, directly or indirectly, a majority of the voting power of the Voting Stock of the parent corporation; or
     (2) following the first Public Equity Offering of Voting Stock of the Company or a Parent Entity, as the case may be, (A) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Principals, is or becomes the beneficial owner, as defined in paragraph (1) above (except that a person shall be deemed to have “beneficial ownership” of all shares that any person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Principals beneficially own, as defined in paragraph (1) above, directly or indirectly, in the aggregate less than 35% of the total voting power of the Voting Stock of the Company (for purposes of this paragraph (2), the other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if the other person “beneficially owns,” as defined in this paragraph (2), directly or indirectly, more than 50% of the voting power of the Voting Stock of the parent corporation); or
     (3) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors of the Company or Holdings, respectively, together with any new directors whose election by the Board of Directors of the Company or Holdings, respectively, or whose nomination for election by the shareholders of the Company or Holdings respectively, was approved by a vote of a majority of the directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the respective Board of Directors of the Company or Holdings, as the case may be, then in office.
For purposes of this “Change of Control” definition, OTPP shall be deemed to beneficially own all issued and outstanding shares of Class B Common Stock held by the Jersey Entity or any successor entity thereto that acts in a substantially similar capacity on behalf of OTPP as the Jersey Entity, as such capacity is set forth in the Stockholders Agreement, the Voting Agreement and the Subscription Agreements, and as described in the Offering Memorandum.
          “Class B Common Stock” means, with respect to the Company, the class B common stock of the Company, par value $0.01 per share, and, with respect to Holdings, the class B common stock of Holdings, par value $0.01 per share.
          “Clearstream” means Clearstream Banking, société anonyme.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company” means Doane Pet Care Company, a Delaware corporation.
          “Consolidated Cash Flow” for any period means the Consolidated Net Income for that period, plus, to the extent deducted in calculating the Consolidated Net Income:
     (1) income tax expense;
     (2) Consolidated Interest Expense;
     (3) depreciation expense;
     (4) amortization expense, in each case for that period; and

     (5) other non-cash charges reducing Consolidated Net Income, excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period;
          in each case for such period, and minus non-cash items increasing Consolidated Net Income for the period.
          “Consolidated Coverage Ratio” as of any date of determination means the ratio of the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of the determination to Consolidated Interest Expense for those four fiscal quarters; provided, however, that:
     (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of that period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of that period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period;
     (2) if the Company or any of its Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of that period or if any Indebtedness is to be repaid, repurchased or defeased or otherwise discharged as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, or both, Consolidated Cash Flow and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been discharged on the first day of the period;
     (3) if since the beginning of the period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for the period shall be reduced by an amount equal to the Consolidated Cash Flow, if positive, attributable to the assets that are the subject of the Asset Disposition for the period or increased by an amount equal to the Consolidated Cash Flow, if negative, attributable thereto for the period, and Consolidated Interest Expense for the period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with the Asset Disposition for that period, or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Indebtedness after the sale;
     (4) if since the beginning of the period the Company or any of its Restricted Subsidiaries, by merger or otherwise, shall have made an Investment in any Restricted

Subsidiary of the Company, or any Person that becomes a Restricted Subsidiary of the Company, or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for the period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of the period; and
     (5) if since the beginning of the period any Person, that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of the period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during that period, Consolidated Cash Flow and Consolidated Interest Expense for that period shall be calculated after giving pro forma effect thereto as if the Asset Disposition, Investment or acquisition occurred on the first day of the period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on that Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Hedging Obligation applicable to that Indebtedness if the Hedging Obligation has a remaining term in excess of 12 months.
          “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated in accordance with GAAP), after eliminating:
     (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and
     (2) all current maturities of long-term indebtedness.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in that interest expense:
     (1) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness;
     (2) amortization of original issue discount and debt issuance cost, other than those debt discounts and debt issuance costs Incurred on the Issue Date;

     (3) capitalized interest;
     (4) non-cash interest expense;
     (5) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financing;
     (6) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;
     (7) net costs associated with Hedging Obligations, including amortization of fees;
     (8) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, in each case, determined on a consolidated basis in accordance with GAAP; and
     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person, other than the Company, in connection with Indebtedness Incurred by the plan or trust.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income:
     (1) any net income (or loss) of any Person if the Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any Person for the period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by the Person during that period to the Company or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (4) below, and the Company’s equity in a net loss of any such Person for that period shall be included in determining Consolidated Net Income;
     (2) to the extent non-cash, any unusual, non-operating or non-recurring gain, loss or charge, including non-recurring charges related to the Transactions (to the extent cash or not) that are not reflected in the pro forma adjustments;
     (3) any increase in amortization or depreciation resulting from purchase accounting in connection with the Transactions;
     (4) any net income (or loss) of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by that Restricted Subsidiary, directly or indirectly, to the Company, except that the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary during the period to the Company or another Restricted Subsidiary as a dividend, subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause, and the Company’s equity in a net loss of any such Restricted Subsidiary for the period shall be included in determining Consolidated Net Income;
     (5) any gain, or loss, realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries, including pursuant to any Sale/Leaseback Transaction, that are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
     (6) any extraordinary gain or loss;
     (7) the cumulative effect of a change in accounting principles; and
     (8) the noncash effect of charges recorded as a consequence of Statement of Financial Accounting Standards No. 142 (“SFAS 142”) issued by the Financial Accounting Standards Board.
Notwithstanding the foregoing, for purposes of calculating Consolidated Net Income for any period, commodity derivative instruments shall be accounted for as “100% effective cash flow hedges” under Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board and, in accordance therewith, the gain or loss on the relevant commodity derivative instrument shall be classified into earnings when the forecasted transaction affects the net income (or loss) of the Company and its Restricted Subsidiaries.
          “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
     (1) the excess of the cost over the Fair Market Value of assets or businesses acquired;
     (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;
     (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (4) minority interests in consolidated Restricted Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;
     (5) treasury stock; and
     (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.
          “Consolidated Net Worth” means the total of amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Capital Stock.
          “Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory) or letters of credit or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, extended, replaced, supplemented or refinanced, including refinancing with Debt Issuances (including an increase in the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder), in whole or in part and without limitation to amounts, terms, conditions, covenants and other provisions, from time to time.
          “Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.
          “Depositary” means The Depository Trust Company, its nominees and their respective successors.

          “Designated Senior Indebtedness” means:
     (1) any outstanding Indebtedness under the Senior Credit Facility; and
     (2) any other Senior Indebtedness permitted hereunder the principal amount of which is $25,000,000 or more and that has been designated by the Company as “Designated Senior Indebtedness.”
          “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of that Person that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event:
     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Capital Stock; or
     (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Securities;
provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the stated maturity of the Securities shall not constitute Disqualified Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.6 and 4.8 hereof and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such Securities as are required to be repurchased pursuant to Sections 4.6 and 4.8 hereof.
          “Domestic Consolidated Net Tangible Assets” means Consolidated Net Tangible Assets less Foreign Consolidated Net Tangible Assets.
          “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any jurisdiction within the United States of America or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private sale of Qualified Capital Stock of the Parent Entity or the Company; provided that, in the event of an Equity Offering by such Parent Entity, such Parent Entity contributes to the capital of the Company the portion of the net proceeds of the Equity Offering necessary to pay the aggregate redemption price of the Securities to be redeemed pursuant to Section 3.7(b) hereof.

          “Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Offer” has the meaning set forth for such term in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth for such term in the Registration Rights Agreement.
          “Exchanging-Dealer” means a broker-dealer participating in the Exchange Offer.
          “Fair Market Value” means the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
          “FIH Loan” means the amounts outstanding under a loan agreement, dated June 17, 2004, in an original principal amount of €11,000,000 entered into by A/S Arovit Petfood, a Danish Subsidiary of the Company, as borrower, and FIH Erhervsbank A/S, as lender.
          “Foreign Consolidated Current Liabilities” means as of the date of determination, the aggregate amount of liabilities of the Foreign Subsidiaries of the Company which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:
     (1) all intercompany items between the Foreign Subsidiaries of the Company; and
     (2) all current maturities of long-term Indebtedness.
          “Foreign Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Foreign Subsidiaries of the Company as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Foreign Subsidiaries of the Company, after giving effect to purchase accounting and after deducting therefrom Foreign Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
     (1) the excess of cost over Fair Market Value of assets or businesses acquired;
     (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;
     (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (4) minority interests in consolidated Foreign Subsidiaries held by Persons other than the Company or any Subsidiary;
     (5) treasury stock; and
     (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Foreign Consolidated Current Liabilities.
          “Foreign Credit Agreements” shall mean those certain credit agreements existing on the Issue Date to which any of the Company’s Foreign Subsidiaries is a party or by which any of them is bound.
          “Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Public Company Accounting Oversight Board, (ii) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and (iii) statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.
          “Global Security Legend” means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Securities issued under this Indenture.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

          “Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness (other than Disqualified Capital Stock) of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.
          “Hedging Obligations” means, with respect of any Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or similar arrangements providing for protections against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies; and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in commodity prices, currency exchange rates or interest rates, in each case, entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries, as determined in good faith by the Board of Directors or senior management of the Company, on customary terms entered into in the ordinary course of business.
          “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Holdings” means Doane Pet Care Enterprises, Inc., a Delaware corporation.
          “IAI Global Security” means the Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable, directly or indirectly, contingently or otherwise, for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.
          “Indebtedness” means, with respect to any Person on any date of determination, without duplication:
     (1) the principal of and premium, if any, in respect of indebtedness of that Person for borrowed money;
     (2) the principal of and premium, if any, in respect of obligations of that Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of that Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third business day following receipt by the Person of a demand for reimbursement following payment on the letter of credit;
     (4) all obligations of that Person to pay the deferred and unpaid purchase price of property or services, other than contingent or “earn-out” payment obligations and Trade Payables and accrued expenses Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
     (5) all Capitalized Lease Obligations and all Attributable Indebtedness of that Person;
     (6) all Indebtedness of other Persons secured by a Lien on any asset of that Person, whether or not such Indebtedness is assumed by that Person, provided, however, that the amount of Indebtedness of such Person shall be the lesser of the Fair Market Value of the asset at the date of determination and the amount of such Indebtedness of such other Persons;
     (7) all Indebtedness of other Persons to the extent Guaranteed by such Person;
     (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock, but excluding, in each case, any accrued dividends; and
     (9) to the extent not otherwise included in this definition, obligations of such Person under Hedging Obligations.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above as such amount would be reflected on a balance sheet in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.
          “Indenture” means this Indenture, as amended or supplemented, from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
          “Industrial Revenue Bonds” means the Company’s (a) 7.25% Ottawa County Finance Authority Industrial Revenue Bonds, Series 1997 and (b) 6.25% Oklahoma Development Finance Authority Industrial Revenue Bonds, Series 1998.

          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.
          “Issue Date” means the date on which the Initial Securities are originally issued under this Indenture.
          “Jersey Entity” means an entity that is wholly-owned by The Law Debenture Corporation, p.l.c., a provider of trustee services organized under the laws of the United Kingdom, which, as of the Issue Date, will be the owner of approximately 70.1% of the outstanding Class B Common Stock of each of the Company and Holdings.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Net Available Cash” from an Asset Disposition means cash proceeds received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form, therefrom, in each case net of:
     (1) all legal, title and recording tax expenses, commissions, accounting, investment banking and other fees and expenses Incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition, provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.
          “Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale and the fair value of property other than cash (as determined by the Board of Directors of the Company).
          “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
     “Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages (including, without limitation, additional interest) and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means that certain offering memorandum dated October 14, 2005, as supplemented by the Offering Memorandum Supplement, dated October 19, 2005, prepared in connection with the offering of the Initial Securities.

     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.
     “Officers’ Certificate” means a certificate signed by two Officers (for which, in the case of the annual Officers’ Certificate delivered pursuant to Section 4.16 hereof, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 12.4 and 12.5 hereof and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Sections 12.4 and 12.5 hereof and is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Parent Entity” means any Person that is the direct or indirect parent of the Company, including, in the case of a limited liability company or partnership, its member or general partner, as applicable.
     “Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).
     “Permitted Investment” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company or a Person that will, upon making the Investment, become a Restricted Subsidiary; provided, however, that the primary business of the Restricted Subsidiary is a Related Business;
     (2) any Investment in another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into the Company or a Restricted Subsidiary of the Company; provided, however, that the Person’s primary business is a Related Business;
     (3) any Investment in Cash Equivalents;
     (4) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;
     (8) Investments the payment for which consists exclusively of Capital Stock, exclusive of Disqualified Capital Stock, of the Company;
     (9) any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date and (z) that replaces, refinances or refunds any Investment described under either of the immediately preceding clauses (x) or (y); provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and not materially less favorable to the Company or any of its Restricted Subsidiaries than the Investment replaced, refinanced or refunded as determined in good faith by the Board of Directors of the Company;
     (10) loans or advances to employees and directors to purchase Capital Stock of the Company or any Parent Entity; provided that the aggregate amount of loans and advances shall not exceed $2,000,000 at any time outstanding;
     (11) any Investment in another Person to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for an Asset Disposition effected in compliance with Section 4.6 hereof;
     (12) prepayment and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries;
     (13) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;
     (14) Hedging Obligations to be Incurred pursuant to Section 4.3 hereof;
     (15) repurchases of the Securities and other Pari Passu Indebtedness (on a ratable basis) in accordance with the terms of the Indenture;
     (16) Guarantees issued in accordance with the provisions of Section 4.3 hereof;
     (17) pledges or deposits that are Permitted Liens or made in connection with Liens permitted pursuant to Section 4.10 hereof; and
     (18) any investment in another Person, including any joint venture, provided that the aggregate Investments made pursuant to this clause shall not exceed $30,000,000 at any one time outstanding;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment, to one or more of the above clauses (1) through (18) so that the entire Investment would be a Permitted Investment.
          “Permitted Junior Securities” means debt or equity securities that are subordinated to all Senior Indebtedness and any debt or equity securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities and the Subsidiary Guarantees are subordinated to Senior Indebtedness under this Indenture.
          “Permitted Liens” means, with respect to any Person:
     (1) Liens in favor of the Company or the Subsidiary Guarantors;
     (2) Liens securing Senior Indebtedness;
     (3) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (4) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
     (5) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
     (6) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
     (7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or building and zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (8) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
     (9) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (10) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (11) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business; provided that:
     (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
     (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
     (12) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
     (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
     (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
     (13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;
     (14) Liens existing on the Issue Date (other than Permitted Liens under clauses (1) and (25) of this Definition);
     (15) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such other Person becoming a

Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (16) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (17) Liens securing Indebtedness or other Obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;
     (18) Liens securing the Securities and Subsidiary Guarantees;
     (19) Liens securing Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the amounts permitted by Section 4.3(b)(6) hereof;
     (20) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
     (21) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;
     (22) Licenses of intellectual property in the ordinary course of business;
     (23) Liens to secure a defeasance trust;
     (24) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other Obligations of such Unrestricted Subsidiary; and
     (25) Liens not otherwise permitted by clauses (1) through (24) above encumbering assets having a book value not in excess of the greater of (x) $30,000,000 or (y) 3.5% of Total Assets at any one time outstanding, as determined based on the consolidated balance sheet of the Company, as of the end of the most recent fiscal quarter for which financial statements are available to Holders ending prior to the date the Lien shall be Incurred.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Principals” means (i) Ontario Teachers’ Pension Plan Board and its respective Affiliates and (ii) the members of senior management of the Company that are the beneficial owners of Equity Interests in Holdings as of the Issue Date.
          “Private Placement Legend” means the legend set forth in Section 2.6(g)(1) hereof to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “Public Equity Offering” means an underwritten public offering of common stock of the Company or any Parent Entity pursuant to an effective registration statement under the Securities Act (but excluding in any event any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees).
          “Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries Incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
          “QIB” means any “qualified institutional buyer” (as defined under the Securities Act).
          “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
          “Refinancing Indebtedness” means Indebtedness or Disqualified Capital Stock that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
     (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced plus (y) without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, underwriting discounts, commissions and other expenses incurred in connection with the issuance of the Refinancing Indebtedness and the repayment of the Indebtedness being refinanced); and
     (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or a Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, Doane/Windy Hill Joint Venture L.L.C., Doane Management Corp., DPC Investment Corp., and the initial purchasers set forth therein and any future agreements of a similar nature with respect to issuance of Additional Securities.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.
          “Regulation S Permanent Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.
          “Regulation S Temporary Global Security” means a temporary Global Security substantially in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.
          “Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.6(g)(3) hereof, which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.
          “Related Business” means the pet food business, distribution activities on behalf of pet food business customers and such other business activities which are incidental or reasonably similar, ancillary or related thereto or which constitute a reasonable extension or expansion thereof.
          “Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.
          “Restricted Global Security” means a Global Security bearing the Private Placement Legend and with the “Schedule of Exchange of Interests in the Global Security” attached thereto.
          “Restricted Period” means the 40-day restricted period as defined in Regulation S.
          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated the Securities Act.
          “S&P” means Standard & Poor’s Ratings Group, Inc. or any successor rating agency business thereof.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that property to a Person and the Company or a Subsidiary leases it from that Person.
          “SEC” means the Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness of the Company and/or any Restricted Subsidiary secured by a Lien.
          “Securities” means, individually and collectively, securities issued under this Indenture. The Initial Securities, Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities, Exchange Securities and any Additional Securities.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
          “Senior Credit Facility” means with respect to the Company, one or more senior debt facilities, including, without limitation, the revolving credit, the letter of credit, term loan and incremental loan facilities under that certain credit agreement, dated as of the Issue Date, entered into by and among the Company, as borrower, certain Subsidiaries as guarantors, the lenders parties thereto from time to time, Lehman Commercial Paper Inc., as administrative agent, Lehman Brothers Inc. as sole bookrunner and sole lead arranger, together with the related documents thereto (including, without limitation, any Guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented, modified, renewed, refunded or extended from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.3 hereof) or adding Subsidiaries of the Company as additional borrowers, collateral or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters or credit, together with related documents thereto and without limitation to amounts, terms, covenants and other provisions from time to time.
          “Senior Indebtedness” means:
     (1) all of the Company’s or any Subsidiary Guarantor’s outstanding Indebtedness under Credit Facilities and all Hedging Obligations with respect thereto;
     (2) all of the Company’s or any Subsidiary Guarantor’s Indebtedness outstanding on the Issue Date which does not expressly provide that it is on a parity with or subordinated in right of payment to the Securities or any such Guarantee;
     (3) any other of the Company’s or any Subsidiary Guarantor’s Indebtedness permitted to be Incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or any such Guarantee; and
     (4) all Obligations with respect to the items listed in the preceding clauses (1), (2), and (3).
          Notwithstanding anything to the contrary in the immediately preceding paragraph, Senior Indebtedness shall include all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding.
          Notwithstanding anything to the contrary in the two preceding paragraphs, Senior Indebtedness shall not include:
     (1) any liability for federal, state, local or other taxes owed or owing by the Company;

     (2) any Indebtedness of the Company or any Subsidiary Guarantor, which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code was without recourse to the Company or any Subsidiary Guarantor;
     (3) any of the Company’s Indebtedness to any of its Subsidiaries or Affiliates;
     (4) any trade payables; or
     (5) the portion of any Indebtedness that is Incurred in violation of this Indenture.
          “Senior Preferred Stock” means the Company’s 14.25% Senior Exchangeable Preferred Stock due 2007.
          “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” as defined in Article 1 Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such regulation is in effect on the Issue Date.
          “Special Dividends” shall have the meaning set forth in the amended and restated certificate of incorporation of Holdings as in effect on the Issue Date.
          “Stated Maturity” means, with respect to any Indebtedness or Preferred Stock, the date specified in such security as the fixed date on which the payment of principal of such Indebtedness or Preferred Stock is due and payable, including pursuant to any mandatory redemption provision.
          “Stockholders Agreement” means the stockholders agreement in effect as of the Issue Date to be entered into in connection with the consummation of the Transactions, by and among the Principals and the Jersey Entity.
          “Subordinated Obligation” means any Indebtedness (other than Disqualified Capital Stock) of the Company (whether outstanding on the Issue Date or thereafter Incurred) or any Subsidiary Guarantor which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.
          “Subscription Agreements” means, collectively, the three stock subscription agreements, each as in effect on the Issue Date, to be entered into in connection with the consummation of the Transactions (i) by and between DPC Newco Inc. and the Jersey Entity, (ii) by and between DPC Newco Inc. and OTPP and (iii) by and between the Company and the Jersey Entity.
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
          “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by Section 4.9 hereof.
          “Subsidiary Guarantor” means each of:
     (1) the Company’s existing and future direct and indirect Domestic Subsidiaries that are Restricted Subsidiaries; and
     (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee pursuant to Section 4.9 hereof.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.
     “Total Assets” means the Company’s and its Restricted Subsidiaries’ total consolidated assets, as shown on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available to Holders.
     “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Transaction Agreement” means the Agreement and Plan of Merger, dated as of August 28, 2005, by and among DPC Newco Inc., Holdings and the Company, as amended, supplemented or modified as in effect on the Issue Date.
     “Transactions” means (i) the investment of approximately $310,776,000 by the Principals and approximately $4,700,000 by certain members of the senior management of the Company in Holdings; (ii) the Acquisitions; (iii) the issuance of the Securities and the provision of Subsidiary Guarantees by the Subsidiary Guarantors; (iv) the redemption of the Company’s outstanding existing 1998 Notes, (v) the entry into the Senior Credit Facility and Incurrence of Indebtedness thereunder on the Issue Date by the Company and the guarantors thereunder; (vi) the repayment of certain other Indebtedness of the Company and its Restricted Subsidiaries (as set forth in the Transaction Agreement or as otherwise contemplated in the Offering Memorandum) existing on or prior to the Issue Date; (vii) the redemption of the Company’s existing Senior Preferred Stock; (viii) any payment, distribution or dividend by the Company or any Parent Entity to reimburse the Principals for costs incurred in respect of certain indemnification expenses incurred in connection with the offering the Securities, in an aggregate amount not to exceed $400,000; and (ix) all other transactions relating to any of the foregoing in each case, as contemplated as of the Issue Date pursuant to the terms of the Transaction Agreement.

     “Transfer Restricted Securities” means Securities that bear or are required to bear the legend set forth in Section 2.6(d) hereof.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
     “Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.
     “Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that, at the time of such designation, such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.4 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date by Section 4.3 hereof, the Company will be in Default. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Notwithstanding the restrictions set forth above in this definition, Doane International Pet Products LLC, a Delaware limited liability company (or any successor thereto), shall, to the extent a Subsidiary, be deemed an Unrestricted Subsidiary so long as it (or its successor) is not a Wholly-Owned Subsidiary, at which time it shall be an Unrestricted Subsidiary only as provided above.
          “U.S. Government Obligations” means direct Obligations, including cash, or certificates representing an ownership interest in Obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer’s option.
          “Voting Agreement” means the voting agreement in effect as of the Issue Date to be entered into in connection with the consummation of the Transactions, by and among the Company, Holdings and the Jersey Entity.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
          “Wholly-Owned Subsidiary” means a Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
          Section 1.2 Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.7(a)
“Asset Sale Offer”	4.6(d)
“Authenticating Agent”	2.2
“Authentication Order”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	4.8(a)
“Change of Control Payment”	4.8(a)
“Change of Control Payment Date”	4.8(a)
“covenant defeasance option”	8.1(b)
“Custodian”	6.1

Defined in
Term	Section
“defeasance trust”	8.2(a)
“Exchange Securities”	Preamble
“Event of Default”	6.1
“Excess Proceeds”	4.6(d)
“Guaranteed Obligations”	10.1
“Initial Securities”	Preamble
“legal defeasance option”	8.1(b)
“Legal Holiday”	12.7
“Offer Amount”	4.6(f)
“Offer Period”	4.6(f)
“Paying Agent”	2.3
“Payment Blockage Notice”	11.2(b)
“Purchase Date”	4.6(e)
“Registrar”	2.3
“Restricted Payment”	4.4(a)
“Successor Company”	5.1(a)
          Section 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Securities.
          “indenture security holder” means a Holder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company and the Subsidiary Guarantors, respectively, and any successor obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.
          Section 1.4 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;

     (4) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
     (5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (6) “including” means including without limitation;
     (7) provisions apply to successive events and transactions;
     (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder;
     (9) words in the singular include the plural and words in the plural include the singular;
     (10) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (11) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
     (12) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.
ARTICLE II
THE SECURITIES
          Section 2.1 Form and Dating.
          (a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Security Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.
          (c) Temporary Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof), and (ii) an Officers’ Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

          Section 2.2 Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.
          The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $152,000,000 (ii) if and when issued, the Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities) and (iii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date in an unlimited principal amount, provided that such issuance does not violate any provision of this Indenture.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
          Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof. The Company may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent. The Paying Agent or the Registrar may resign as such upon 30 days’ prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.
          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.
          Section 2.4 Paying Agent to Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal, interest, Additional Interest, if any, and premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest, Additional Interest, if any, and premium, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, interest, Additional Interest, if any, and premium, if any, on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4 hereof, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
          Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          Section 2.6 Transfer and Exchange.
          (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

     (2) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act;
     (3) owners of beneficial interests in a Global Security are required to obtain Definitive Securities pursuant to any applicable law or regulation; or
     (4) owners of beneficial interests in a Global Security request to receive Definitive Securities and the Company consents to such request, which consent shall not be unreasonably withheld or delayed.
          Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6, Section 2.7 or Section 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) of this Section 2.6(b), as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend;
provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) hereof and the Registrar receives the following:

     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted

Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to Section 2.6(b)(4)(B) or (D) hereof at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.6(b)(4)(B) or (D) hereof.
          Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.
     (1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.6(c)(1)(B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange

Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(3) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.
     (1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.6(d)(1)(B) through (D) hereof, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of Section 2.6(d)(1)(A) hereof, the appropriate Restricted Global Security, in the case of Section 2.6(d)(1)(B) hereof, the

144A Global Security, in the case of Section 2.6(c) hereof, the Regulation S Global Security, and in all other cases, the IAI Global Security.
     (2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

     (3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.
          If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs Section 2.6(d)(2)(B), (2)(D) or (3) hereof at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.
          (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).
     (1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an

Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate:

     (1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal, among other things, that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer; and
     (2) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer.
          Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”
     (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:
“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
          (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.
     (2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 4.6, 4.8 and 9.5 hereof).

     (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except for the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.
     (4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.
     (5) Neither the Company nor the Trustee shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.
     (6) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest, Additional Interest, if any, and premium, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
     (7) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.
          Section 2.7 Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
          Section 2.8 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 12.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
          If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.
          Section 2.9 Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.
          Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (as provided in Section 4.1 hereof) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.
          Section 2.12 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE III
REDEMPTION
          Section 3.1 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.
          The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and, if the Trustee so requests, an Opinion of Counsel to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.
          Section 3.2 Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
     (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the CUSIP number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.
          In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition or conditions, and if applicable, shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date as stated in such notice, or by the redemption date as so delayed.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.
          Section 3.4 Effect of Notice of Redemption. Subject to the immediately following sentence, once notice of redemption is mailed in accordance with Section 3.3 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is on or after a regular interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, and Additional Interest, if any, shall be paid at the redemption date to the Holder of the redeemed Securities registered at the close of business on the relevant record date and no Additional Interest will be payable to Holders whose Securities shall be subject to redemption by the Company. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          Section 3.5 Deposit of Redemption Price. No later than 10:00 a.m. (New York City time) on the date on which any principal, interest, Additional Interest, if any, and premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and any accrued and unpaid interest on all Securities to be redeemed or the portions of Securities called for redemption on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. If the Company complies with the provisions of this paragraph, then on and after the redemption date, interest, or Additional Interest, if any, will cease to accrue on the Securities or the portions of Securities called for redemption.
          Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
          Section 3.7 Optional Redemption.
          (a) Except as set forth in Section 3.7(b) hereof, the Securities shall not be redeemable prior to November 15, 2010. On and after November 15, 2010, the Company may at any time redeem all or, from time to time, a part of the Securities, upon not less than 30 nor more than 60 days’ notice at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year	Redemption Price
2010	105.313%
2011	103.542%
2012	101.771%
2013 and thereafter	100.000%
          (b) Notwithstanding Section 3.7(a) hereof, prior to November 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities (including the Additional Securities, if any) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Interest, if any, thereon, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:
     (1) at least 65% of the aggregate principal amount of the Securities (including the Additional Securities, if any) remains outstanding after each such redemption; and
     (2) the redemption occurs within 90 days after the closing of such Equity Offering.
          (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through Section 3.6 hereof.
          Section 3.8 Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.
ARTICLE IV
COVENANTS
          Section 4.1 Payment of Securities. The Company shall promptly pay the principal of, premium, if any, interest and Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Additional Interest, if any) (without regard to any applicable grace period) at the same rate as on overdue principal to the extent lawful.
          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium, if any, interest and Additional Interest, if any, payments hereunder.
          Section 4.2 SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and within 15 days after the reports are filed, provide the Trustee and the Holders, at their addresses as set forth in the register of Securities, with the annual reports and the information, documents and other reports which are otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act, except that the Company shall not be required to make such a filing if the Staff of the SEC will not accept such a filing (in which case, the Company shall make available such reports to the Trustee and the Holders within 15 days after the date such reports would have been required to be filed). In addition, following the registration of the common stock of the Company or the Parent Entity pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall make available to the Trustee and the Holders, promptly upon their becoming available, copies of the Company’s (or the Parent Entity’s, as the case may be) annual report to stockholders and any other information provided by the Company or the Parent Entity to its public stockholders generally. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Securities remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (which requirement may be satisfied by a Form 10-K or 10-Q, as applicable, for so long as such periodic reports satisfy the information requirements of Rule 144A(d)(4) under the Securities Act) to permit Holders to resell the Securities pursuant to Rule 144A thereunder. The Company shall be deemed to have furnished such reports to the Trustee and the Holders in accordance with Section 4.2 if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
          Section 4.3 Limitation on Incurrence of Indebtedness.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be at least 2.00:1.00.
          (b) Notwithstanding Section 4.3(a) hereof, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:
     (1) Indebtedness of the Company or its Subsidiary Guarantors under one or more Credit Facilities; provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (1) does not exceed an amount at any one time outstanding equal to $280,000,000;
     (2) Indebtedness of the Company owed to any Restricted Subsidiary and of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however,
     (A) if the Company or a Subsidiary Guarantor Incurs such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be;
     (B) if a Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is made pursuant to an intercompany note;
     (C) any (x) subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than as collateral to secure Indebtedness under any Credit Facility) of the Company and (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be not permitted by this clause (2);
     (3) Indebtedness represented by the Securities and the related Subsidiary Guarantees and the Exchange Securities and the related Subsidiary Guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement, any Indebtedness (other than the Indebtedness described in clauses (1), (2) or (6) of this Section 4.3(b)) outstanding on the Issue Date, including the 2003 Notes and the Guarantees related thereto, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or Section 4.3(a) hereof;
     (4) Indebtedness represented by the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;
     (6) Indebtedness of Foreign Subsidiaries in an aggregate principal amount immediately after giving effect to any such Incurrence not to exceed the greater of (x) 40% of Foreign Consolidated Net Tangible Assets and (y) $50,000,000;
     (7) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations or similar requirements in the ordinary course of business;
     (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financing or other Indebtedness or Preferred Stock Incurred in the ordinary course of business not to exceed, immediately after giving effect to any such Incurrence, $10,000,000 at any one time outstanding;
     (9) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit or from guarantees or letters of credit, surety bonds, bankers’ acceptances or performance bonds securing any such obligations of the Company or any of its Restricted Subsidiaries, in each case issued or relating to liabilities Incurred in the ordinary course of business, or (B) arising, from agreements providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in any case Incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (excluding therefrom any Guarantees of

Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition);
     (10) (A) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness that was permitted to be Incurred by another provision of this Section 4.3 and (B) Indebtedness of the Company or any Subsidiary Guarantor arising by reason of any Lien granted by or applicable to the Company or any Subsidiary Guarantor that was permitted to be Incurred by another provision of this Section 4.3;
     (11) Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are substantially contemporaneously (A) used to purchase Securities tendered in a Change of Control Offer or (B) deposited to defease the Securities pursuant to Article VIII hereof;
     (12) Subordinated Obligations of the Company incurred, on terms that the Board of Directors of the Company deems to be fair and reasonable, as consideration for the repurchase or acquisition of any Equity Interests of any Parent Entity, Equity Interests of the Company or any Restricted Subsidiary of the Company owned by employees, consultants, officers and directors or their assigns, estates and heirs under their estates, in each case, repurchased or acquired (A) upon the death, disability, retirement or termination of employment of such current or former employees, consultants, officers or directors, (B) pursuant to the terms of an employee benefit plan, or any other agreement pursuant to which such Equity Interests were issued or (C) pursuant to a severance, buy-sell or right of first refusal agreement with such current or former employee, consultant, officer or director; provided that the aggregate amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding; and
     (13) additional Indebtedness of the Company and of its Restricted Subsidiaries and/or the issuance of Disqualified Capital Stock of the Company or of its Restricted Subsidiaries in an aggregate principal amount or aggregate liquidation value, as applicable (or accreted value, as applicable) not to exceed, immediately after giving effect to any such Incurrence or issuance, as applicable, the greater of (x) $30,000,000 or (y) 3.5% of Total Assets at any one time outstanding.
          (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to, and in compliance with, this Section 4.3:
     (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.3(b) hereof, or is entitled to be Incurred pursuant to Section 4.3(a) hereof, the Company shall be permitted to divide and/or classify such item of Indebtedness on the date of its Incurrence, or later re-divide and/or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.3;
     (2) all Indebtedness outstanding on the Issue Date under the Senior Credit Facility shall be deemed outstanding under Section 4.3(b)(1) hereof;

     (3) all Indebtedness under Foreign Credit Agreements outstanding on the Issue Date shall be deemed outstanding under Section 4.3(b)(6) hereof;
     (4) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP;
     (5) the principal amount of any Disqualified Capital Stock of the Company or a Subsidiary or Preferred Stock of a Subsidiary shall be equal to the liquidation preference thereof, together with any dividend thereon that is more than 30 days past due;
     (6) accrual of interest, accrual of dividends, the accretion of accreted value, accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3; and
     (7) for any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
          Section 4.4 Limitation on Restricted Payments.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, after the Issue Date to:
     (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving the Company, except (i) dividends or distributions payable in its Capital Stock, other than Disqualified Capital Stock, and (ii) dividends, payments or distributions payable to the Company or another Restricted Subsidiary, and, if the Restricted

Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis;
     (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock (including, without limitation, Disqualified Capital Stock) of the Company held by Persons other than the Company or another Restricted Subsidiary;
     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations, other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition; or
     (4) make any Investment, other than a Permitted Investment, in any Person
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or the Restricted Subsidiary makes the Restricted Payment: (1) a Default shall have occurred and be continuing, or would result therefrom; (2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a) hereof after giving effect, on a pro forma basis, to such Restricted Payment; or (3) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made on or subsequent to the Issue Date would exceed the sum of:
     (A) 50% of the Consolidated Net Income, accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter for which internal financial statements are available at the time of the Restricted Payment, or, in case the Consolidated Net Income shall be a deficit, minus 100% of that deficit treating such period as a single accounting period; plus;
     (B) 100% of the aggregate proceeds, including cash and the Fair Market Value of property other than cash, received by the Company from the issue or sale of its Capital Stock, other than Disqualified Capital Stock, or other cash contributions to its capital subsequent to the Issue Date, other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; plus
     (C) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if the plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, the aggregate amount shall be limited to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by the plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; plus
     (D) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange, other than by a Restricted Subsidiary of the Company, subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock, other than Disqualified Capital Stock, of the Company, less the amount of any of its cash, or other property, distributed by the Company or any of its Subsidiaries upon the conversion or exchange; plus
     (E) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, (x) if as a result of such redesignation the Consolidated Coverage Ratio of the Company on a pro forma basis is lower than such ratio immediately prior thereto, then the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary and (y) otherwise, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation; plus
     (F) any dividends received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company and its Restricted Subsidiaries for such period; plus
     (G) to the extent that the Company or any of its Restricted Subsidiaries disposes of all or a portion of its Investments (other than to one of its Restricted Subsidiaries) made subsequent to the Issue Date, an amount equal to the lesser of (x) the Fair Market Value of such Investment as of the date of such disposition and (y) the Fair Market Value as of the date on which such Investment was made.
          (b) The provisions of Section 4.4(a) shall not prohibit:
     (1) any purchase, retirement, prepayment, defeasance, redemption or other acquisition of Capital Stock, Disqualified Capital Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, conversion into or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Capital Stock) or other capital contribution to the Company (other than capital contributions in the form of Disqualified Capital Stock) and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; provided, however, that the Net Cash Proceeds that are utilized for any such purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments and the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts pursuant to Section 4.4(a)(4)(B) hereof;

     (2) cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable into Equity Interests of the Company; provided that such cash payment shall not be for the purpose of evading the limitations in Section 4.4(a) hereof (as determined in good faith by the Board of Directors of the Company, provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments) pursuant to Section 4.4(a) hereof;
     (3) any purchase, retirement, prepayment, defeasance or redemption of Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations, as the case may be, that in each case constitute Refinancing Indebtedness; provided, however, that any such purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (4) any purchase, retirement, prepayment, defeasance or redemption of Disqualified Capital Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Capital Stock of the issuer of such refinanced Disqualified Capital Stock; provided, however, that the purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (5) dividends paid or any distribution or consummation of any redemption of any debt that is subordinate to the Securities within 60 days after the date of declaration or distribution or giving notice of redemption, as the case may be, if at such date of declaration or notice the dividend, distribution or redemption would have complied with this provision; provided, however, that such dividends, distributions or the amount of any such redemption shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (6) payment of dividends or other distributions to any Parent Entity for the purposes set forth in clauses (A) through (C) below:
     (A) payments to, or distributions, loans, dividends or advances to any Parent Entity for the purpose of making payments to holders of Equity Interests of the Company, any Parent Entity or any Restricted Subsidiary of the Company in lieu of the issuance of fractional shares of such Equity Interests, not to exceed $100,000 per annum in the aggregate; provided, however, that any payment, distribution, loan, dividend or advance shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (B) payments, distributions, loans, dividends or advances to any Parent Entity in order to permit such Parent Entity to (i) pay Special Dividends and other dividends on shares of the Class B Common Stock in accordance with the terms of the Stockholders Agreement and (ii) pay its required and ordinary operating expenses (including, without limitation, directors’ fees, fees associated with services provided by the Jersey Entity or any other provider of similar services, indemnification obligations, professional fees and expenses) to the extent such operating expenses are incurred in the ordinary course of business and are not attributable to the ownership or operation of entities other than such Parent Entity, the Company and the Company’s Restricted Subsidiaries; provided, however, that any payment, distribution, loan, dividend or advance shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof; and
     (C) distributions to any Parent Entity to fund the required tax obligations of such Parent Entity or its members or general partner (including, without limitation, any federal, state and local income taxes) related to income generated by the Company and its Restricted Subsidiaries and taxable to such members or general partner; provided, however, that any payment, distribution, loan, dividend or advance shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (7) payments, distributions, loans, dividends or advances to the Company or any Parent Entity to repurchase, redeem, acquire or retire Equity Interests of the Company, any Parent Entity or any Restricted Subsidiary of the Company held by employees, officers and directors, including former employees, consultants, officers and directors, of the Company or its Subsidiaries or their assigns, estates and heirs under their estates or for the purpose of repurchasing or otherwise acquiring any Equity Interests of any Parent Entity, Equity Interests of the Company or any Restricted Subsidiary of the Company owned by employees, consultants, officers and directors or their assigns, estates and heirs under their estates, in each case, (A) upon the death, disability, retirement or termination of employment of such current or former employees, consultants, officers or directors, (B) pursuant to the terms of an employee benefit plan, or any other agreement pursuant to which such Equity Interests were issued or (C) pursuant to a severance, buy-sell or right of first refusal agreement with such current or former employee, consultant, officer or director; provided that the aggregate amount of all such repurchased, redeemed, acquired or retired Equity Interests shall not, in the aggregate, exceed the sum of $5,000,000 in any calendar year (with unused amounts permitted to be carried forward to the next succeeding calendar year up to a maximum of $5,000,000 in any calendar year) plus (i) any amounts contributed by any Parent Entity to the Company in exchange for Equity Interests of the Company (other than Disqualified Capital Stock); provided that amounts contributed in exchange for Equity Interests shall be excluded from the calculation of amounts pursuant to Section 4.4(a)(4)(B) hereof to the extent such amounts are applied in accordance with this clause (7), and (ii) the amounts of any key-man life insurance proceeds received by any Parent Entity or any of its Subsidiaries during such calendar year related to any such death; provided, however, that any such payments, distributions, loans, dividends or advances shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (8) any repurchase of any Capital Stock deemed to occur upon exercise of stock options or warrants if that Capital Stock represents a portion of the exercise price of the options or warrants; provided, however, that such repurchases shall be excluded from subsequent calculations of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation of the Company or any Guarantor Subordinated Obligation of any of the Subsidiary Guarantors pursuant to a “change of control” covenant set forth in the indenture pursuant to which the same is issued and such “change of control” covenant is substantially identical in all material respects to the comparable provisions included in Section 4.8 of this Indenture; provided that such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all of the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture pursuant to which the same is issued and provided further that the Company has repurchased all Securities required to be repurchased by the Company pursuant to Section 4.8 hereof prior to the repurchase, redemption or other acquisition or retirement for value of such Subordinated Obligation or Guarantor Subordinated Obligation pursuant to the “change of control” covenant included in such indenture; provided, however, that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (10) the repayment of Indebtedness to the Company or to a Restricted Subsidiary that was permitted to be Incurred under Section 4.3 hereof; provided, however, that such repayment shall be excluded from subsequent calculations of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (11) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an amount not to exceed $20,000,000; provided, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments pursuant to Section 4.4(a) hereof;
     (12) any payments made in connection with the Transactions; including, without limitation, the repurchase or redemption of the Senior Preferred Stock as described in the Offering Memorandum; provided, however, that any such repurchase or redemption of the Senior Preferred Stock shall be excluded from subsequent calculations of the amount of Restricted Payments and the net proceeds from the capital contribution to the Company related to the repurchase of the Senior Preferred Stock shall be excluded from the calculation of amounts under Section 4.4(a)(4)(B) hereof; or
     (13) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends on the Company’s common equity interests (or dividends, distributions or advances to a Parent Entity to allow a Parent Entity to pay dividends on such Parent Entity’s common Equity Interests) following the first Public Equity Offering after the Issue Date of, whichever is earlier, (i) in the case of the first Public Equity Offering of the Company’s common Equity Interests, up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering or (ii) in the case of the first Public Equity Offering of a Parent Entity’s common Equity

Interests, up to 6% per annum of the amount contributed by such Parent Entity to the Company from the Net Cash Proceeds received by such Parent Entity in such Public Equity Offering; provided, however, that such payments of dividends, distributions or advances shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof.
          (c) Any dividend which is declared but not paid shall not be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof, and any dividend which is declared and paid shall be included only once in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a) hereof.
          (d) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the board of directors of the Company acting in good faith, whose resolution with respect thereto shall be delivered to the Trustee.
          Section 4.5 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (a) pay dividends, make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any of its Restricted Subsidiaries; provided, that the priority of any Preferred Stock in receiving dividends being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock;
          (b) make any loans or advances to the Company or any of its Restricted Subsidiaries; or
          (c) sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries;
except (in each case) for such encumbrances or restrictions existing under or by reason of:
     (1) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date, including those arising under or in connection with the Senior Credit Facility;
     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which that Restricted Subsidiary was acquired by the Company or any of its Restricted Subsidiaries, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which that Restricted Subsidiary was acquired by the Company or any of its Restricted Subsidiaries;

     (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1) or (2) or this clause (3) or contained in any amendment, supplement or modification, including an amendment and restatement, to an agreement referred to in clauses (1) or (2) or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the Holders in any material respect than the encumbrances and restrictions contained in such agreements prior to such amendment, supplement, modification or refinancing, as the case may be;
     (4) in the case of this Section 4.5(c) any encumbrance or restriction:
     (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract,
     (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture, or
     (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to those security agreements;
     (5) any restriction imposed by applicable law, rule, regulation or order;
     (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Restricted Subsidiary pending the closing of the sale or disposition;
     (7) purchase obligations for property acquired in the ordinary course of business that impose certain restrictions of the nature described in this clause (c) of this Section 4.5 on the property so acquired;
     (8) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, and other similar agreements that are otherwise entered into in accordance with the terms of this Indenture and (A) in the ordinary course of business or (B) with the approval of the Board of Directors of the Company, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;
     (9) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;
     (10) Hedging Obligations Incurred from time to time;

     (11) any Permitted Investment;
     (12) this Indenture, the Securities and the Subsidiary Guarantees;
     (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.5(c); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and
     (14) pursuant to other Indebtedness, Disqualified Capital Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.3 hereof; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal and interest payments on the Securities (as determined by the Company in good faith).
          (d) Nothing contained in this Section 4.5 shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Lien created, incurred, assumed or suffered to exist in accordance with the other terms of this Indenture.
          Section 4.6 Limitation on Sales of Assets.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration, at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition); and
     (2) at least 75% of the consideration received in the Asset Disposition by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of each of the following shall be deemed, in each case, to be cash for purposes of this Section 4.6(a):
     (A) any liabilities (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) of the Company or any Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto), that are assumed by the transferee of any such assets; provided that the Company or such Restricted Subsidiary is released from any further liability pursuant to a written agreement to the extent of such assumption;

     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 90 days of the receipt thereof converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion); and
     (C) property received as consideration for such Asset Disposition that would otherwise constitute a permitted application of Net Cash Proceeds (or other cash in such amount) under Section 4.6(b)(2) hereof.
          (b) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Disposition, the Company or such Restricted Subsidiary, as the case may be, shall apply such Net Cash Proceeds at its option:
     (1) to prepay, repay, repurchase or otherwise refinance Senior Indebtedness of the Company or of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company;
     (2) to acquire a controlling interest in a Related Businesses or to acquire Additional Assets; or
     (3) as a combination of prepayment and investment permitted by the foregoing clauses (1) and (2).
          (c) Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.
          (d) Any Net Cash Proceeds from Asset Dispositions that are not applied or invested as provided in Section 4.6(b) hereof shall be deemed to constitute “Excess Proceeds.” No later than the 361st day after the Asset Disposition (or, at the Company’s option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer (an “Asset Sale Offer”) to (i) all Holders of Securities, and (ii) all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or accreted value, as applicable) of the Securities and such other Pari Passu Indebtedness, plus accrued and unpaid interest and Additional Interest (or its equivalent with respect to any such Pari Passu Indebtedness), if any, to the date of purchase, and shall be payable in cash, in each case, in integral multiples of $1,000. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and other Pari Passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Company to the Securities and such other Pari Passu Indebtedness on a pro rata basis (based upon the respective principal amount (or accreted value), if applicable) of the Securities and such other Pari Passu

Indebtedness tendered into such Asset Sale Offer and the portion of each Security to be purchased shall thereafter be determined by the Trustee on a pro rata basis among the Holders of such Securities with appropriate adjustments such that the Securities may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          (e) Promptly, and in any event within 10 days after the Company is required to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.6(d) hereof in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”).
          (f) Not later than the date upon which such written notice of an Asset Sale Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers’ Certificate setting forth (1) the amount of the Asset Sale Offer (the “Offer Amount”), (2) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period (the “Offer Period”) for which the Asset Sale Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.
          (g) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
          (h) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest, if any, and Additional Interest, if any, shall be paid on the Purchase Date to the Holder in whose name a Security is registered at the close of business on such record date, and no interest or Additional

Interest, if any, shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.
          (i) The Company shall comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such conflict.
          Section 4.7 Limitation on Affiliate Transactions.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of the Company (an “Affiliate Transaction”) unless:
     (1) the terms of the Affiliate Transaction are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could be obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of the transaction in arm’s-length dealings with a Person who is not an Affiliate;
     (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $2,500,000, the terms of the transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 4.7(a)(1) hereof); and
     (3) in the event the Affiliate Transaction involves aggregate consideration in excess of $7,500,000, the Company has received a written opinion from an independent accounting, appraisal, financial advisory or investment banking firm of national standing that such Affiliate Transaction is fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view.
          (b) The provisions of Section 4.7(a) hereof shall not prohibit:
     (1) any Permitted Investment or Restricted Payment permitted to be made pursuant to Section 4.4 hereof;
     (2) the performance of the Company’s or any of its Restricted Subsidiary’s obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business;

     (3) reasonable fees and compensation to be paid to, and indemnity provided on behalf of, employees, officers, directors or consultants of any Parent Entity, the Company or any Restricted Subsidiary in the ordinary course of business;
     (4) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans;
     (5) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;
     (6) (x) guarantees of performance by the Company and its Restricted Subsidiaries of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of equity interests of the Company’s Unrestricted Subsidiaries for the benefit of lenders of the Company’s Unrestricted Subsidiaries;
     (7) the performance of any written agreement in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not, taken as a whole, more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
     (8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as in effect on the Issue Date; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not otherwise more disadvantageous to the Holders in any material respect than such agreement as in existence on the Issue Date;
     (9) the provision by Persons who may be deemed Affiliates of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services, to the Company or its Restricted Subsidiaries on customary terms;
     (10) issuances, sales and grants of Capital Stock (other than Disqualified Capital Stock) by a Restricted Subsidiary to the Company; or
     (11) the Transactions.

          Section 4.8 Change of Control.
          (a) Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities as described under Section 3.7 hereof, each Holder shall have the right to require the Company to repurchase (a “Change of Control Offer”) all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof (the “Change of Control Payment”) plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but not including, the date of purchase (the “Change of Control Payment Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, such repurchase to be made in accordance with Section 4.8(b) hereof.
          (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder of record with a copy to the Trustee stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to the Change of Control Payment plus accrued and unpaid interest, if any, and Additional Interest, if any, to the Change of Control Payment Date, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date;
     (2) the circumstances and relevant facts and financial information concerning such Change of Control;
     (3) the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities purchased.
          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.
          (d) On the Change of Control Payment Date, all Securities purchased by the Company under this Section 4.8 shall be delivered to the Trustee for cancellation, and the Company shall pay the Change of Control Payment plus accrued and unpaid interest, if any, and Additional Interest, if any, to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
          (f) Notwithstanding anything to the contrary in this Section 4.8, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 and purchases all Securities validly tendered and not withdrawn under the Change of Control Offer.
          (g) In the event that Holders of not less than 95% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer, and the Company purchases all of the Securities held by such Holders, the Company shall have the right, upon not less than 30 and not more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the Securities that remain outstanding to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
          Section 4.9 Future Subsidiary Guarantors. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary, after the Issue Date, then such newly acquired or created Domestic Subsidiary shall become a Subsidiary Guarantor and Guarantee the Securities by executing a supplemental indenture (substantially in the form of Exhibit E hereto) and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created; provided, that this Section 4.9 shall not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.
          Section 4.10 Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of the Liens, effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.
          Section 4.11 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an

Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.4(a) hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.
          Section 4.12 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities. So long as any of the Securities shall remain outstanding, the Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York for such purposes. The Company shall give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints the Trustee for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in the City of Wilmington, State of Delaware, and the Company hereby appoints the Trustee as its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee shall give the Company prompt notice of any change in location of the Trustee’s principal office.
          Section 4.13 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.8 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.
          Section 4.14 Provision as to Paying Agent.
          (a) If the Company shall appoint a paying agent other than the Trustee, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.14:
     (1) that it shall hold all sums held by it as such agent for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities whether such sums have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the Holders and shall notify the Trustee of the receipt of sums to be so held;

     (2) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities when the same shall be due and payable;
     (3) that it shall at any time during the continuance of any Event of Default specified in Section 6.1(1) or 6.1(2) hereof, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and
     (4) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.
          (b) If the Company shall not act as its own Paying Agent, it shall, by 10:00 a.m. on the Business Day prior to each due date of the principal of, premium, if any, interest or Additional Interest, if any, on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, interest or Additional Interest, if any, so becoming due, such sum to be held in trust for the benefit of the holders of Securities entitled to such principal of, premium, if any, interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.
          (c) If the Company shall act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or premium or interest or Additional Interest so becoming due and shall notify the Trustee of any failure to take such action.
          (d) Anything in this Section 4.14 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture pursuant to Section 8.1 hereof, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.14, such sums to be held by the Trustee upon the trusts herein contained.
          (e) Anything in this Section 4.14 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.14 is subject to the provisions of Sections 8.4 and 8.6 hereof.
          Section 4.15 Maintenance of Corporate Existence. So long as any of the Securities shall remain outstanding, the Company shall at all times (except as otherwise provided or permitted in this Section 4.15, Section 5.1 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

          Section 4.16 Compliance Certificate.
          (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers thereof of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers thereof know of any Default or Event of Default that occurred during such period. If the signers of such Officers’ Certificate know of any Default or Event of Default, such Officers’ Certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).
          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 hereof shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) So long as any of the Securities are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
          Section 4.17 Taxes. The Company shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
          Section 4.18 Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.19 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or as may be reasonably requested by the Trustee.

ARTICLE V
SUCCESSOR COMPANY
          Section 5.1 Merger and Consolidation.
          (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:
     (1) either (A) the Company is the surviving entity or (B) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, limited liability company, business trust, or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not the Company, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; provided, that in the case of clause (B) of this Section 5.1(a)(1), if the Successor Company is a limited liability company, business trust or limited partnership, a corporation of which all of the Equity Interests are owned by the Successor Company shall be added to the Indenture as co-issuer of the Securities by a supplemental indenture pursuant to which such corporation shall act as joint and several obligor with respect to the Securities;
     (2) immediately after giving effect to the transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of the transaction as having been Incurred by the Successor Company or that Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) except in the case of a merger or consolidation of the Company with or into a Restricted Subsidiary of the Company, immediately after giving effect to the transaction, either (A) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a) hereof; or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries, on the date of and after giving pro forma effect to the transaction, would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture, if any, comply with this Indenture.
          (b) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless immediately after giving effect to such transaction,
     (1) no Default or Event of Default has occurred and is continuing, and

     (2) either:
     (A) such Subsidiary Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or
     (B) the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including Section 4.6 hereof.
          In addition, any Subsidiary Guarantee or any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation.
          Section 5.2 Successor Corporation Substituted.
          (a) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, provided, however, that the predecessor Company, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of, interest, premium, if any, and Additional Interest, if any, on the Securities.
          (b) Notwithstanding Sections 5.1 and 5.2(a) hereof, any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary of the Company, and the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another jurisdiction permitted in accordance with Section 5.1(a) hereof.
          (c) For purposes of this Section 5.2, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
ARTICLE VI
DEFAULTS AND REMEDIES
          Section 6.1 Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

     (2) the Company defaults in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
     (3) the Company or any Subsidiary Guarantor fails to comply with Section 5.1 hereof;
     (4) the Company fails to comply for 30 days after written notice with any of its obligations under Article IV hereof (other than a failure to purchase Securities, which will constitute an Event of Default under clause (2) of this Section 6.1);
     (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) of this Section 6.1) and such failure continues for 60 days after the notice specified below;
     (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000, and the default shall not have been cured or the acceleration rescinded within a 10-day period, except with respect to Disqualified Capital Stock pursuant to which the exclusive remedy of the holders thereof is additional seats on the Board of Directors of the Company or a Subsidiary;
     (7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) takes any comparable action under any foreign laws relating to bankruptcy, insolvency or reorganization;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
any similar relief is granted under any foreign laws; and the order, decree or relief remains unstayed and in effect for 60 days;
     (9) any judgment or decree for the payment of money in excess of $15,000,000, to the extent not covered by insurance, is rendered against the Company or a Significant Subsidiary and the judgment or decree shall remain undischarged or unstayed for a period of 60 days after it becomes final and non-appealable; or
     (10) the failure of any Subsidiary Guarantee to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under this Indenture or any Subsidiary Guarantee if such default continues for 10 days.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          Notwithstanding the foregoing, a Default under clause (4) or (5) of this Section 6.1 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company in writing of the Default and the Company does not cure such Default within the time specified in clause (4) or (5), as the case may be, of this Section 6.1 after receipt of such written notice. Such written notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          The Company shall deliver to the Trustee within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) of this Section 6.1 and any event that, with the giving of notice or the lapse of time, would become an Event of Default under clause (4), (5) or (9) of this Section 6.1, its status and what action the Company is taking or proposes to take with respect thereto.
          Section 6.2 Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in Section 6.1(7) or 6.1(8) hereof with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest and Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, the principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or 6.1(8) hereof with respect to the Company occurs and is continuing, the principal of and premium, if any, accrued and unpaid interest and Additional Interest, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
          (b) In the event that any Event of Default described in Section 6.1(6) hereof has occurred and is continuing, such Event of Default and all consequences thereof (excluding, however, any resulting Event of Default by the Company pursuant to Section 6.1(1) or 6.1(2) hereof) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if, within 60 days after the date on which such Event of Default occurred hereunder,
     (1) any of the following occurs:
     (A) the Indebtedness that is the basis for such Event of Default is discharged, or
     (B) the holders of the Indebtedness that is the basis for such Event of Default hereunder rescind or waive the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or
     (C) the default that is the basis of such Event of Default is cured, and
     (2) the Company delivers an Officers’ Certificate to the Trustee stating therein that one of the events described in Section 6.2(b)(1) hereof has occurred;
provided, however, in no event shall an acceleration of the principal amount of the Securities pursuant to Section 6.1(1) or (2) hereof be annulled, waived or rescinded solely upon the occurrence of any or all of the events described in Section 6.2(b)(1) hereof.
          Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
          Section 6.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 7.1 hereof, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          Section 6.6 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:
     (1) the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy;
     (3) such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with the request of the Holders within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
          Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of,

premium, if any, interest and Additional Interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
          Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof.
          Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
          First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7 hereof;
          Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, and Additional Interest, if any, respectively; and
          Third: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE VII
TRUSTEE
     Section 7.1 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 7.1(b) hereof;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c) hereof.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.
          Section 7.2 Rights of Trustee.
          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed in good faith.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate, or other certificated statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, voting as a single class; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity or security against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.
          (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.
          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.
          (j) Except for (1) a Default under Sections 6.1(1) or (2) hereof, or (2) any other event of which the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both, would constitute a Default or an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such an event which is in fact a Default or Event of Default by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.
          Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.
          Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          Section 7.6 Reports by Trustee to Holders.
          (a) As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).
          (b) A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          Section 7.7 Compensation and Indemnity.
          (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for its services as set forth in a separate fee agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
          (b) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.
          (c) The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the

Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or 6.1(8) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
          Section 7.8 Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
          (b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if: (1) the Trustee fails to comply with Section 7.10 hereof; (2) the Trustee is adjudged bankrupt or insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee otherwise becomes incapable of acting.
          (c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.
          (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
          Section 7.9 Successor Trustee by Merger.
          (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
          (b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
          Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
          Section 8.1 Discharge of Liability on Securities; Defeasance.
          (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c) hereof, be discharged and shall cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.
          (b) Subject to Sections 8.1(c) and 8.2 hereof, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.3 through 4.11, 5.1(a)(3) and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) 6.1(8) (but only with respect to a Significant Subsidiary) and 6.1(9) hereof (“covenant defeasance option”); provided, however, no deposit under this Article VIII shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 123 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) or 6.1(9) hereof or because of the failure of the Company to comply with Section 5.1(a)(3) hereof.
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding the provisions of Sections 8.1(a) and (b) hereof, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6 hereof shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.7, 8.4 and 8.5 hereof shall survive.
          Section 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
          (a) the Company irrevocably deposits in trust (the “defeasance trust”) with the Trustee, for the benefit of the Holders, cash or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;
          (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium, if any, interest and Additional Interest, if any, when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and Additional Interest, if any, when due on all the Securities to maturity or redemption, as the case may be;
          (c) no Event of Default (excluding a Default or Event of Default arising from breach of Section 4.3 as a result of the borrowing of funds to be applied to such deposit) shall have occurred or be continuing on the date of such deposit and (B) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(8) or 6.1(9) hereof with respect to the Company occurs which is continuing at the end of such period;
          (d) the deposit does not constitute a default under any other agreement binding on the Company;
          (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940:
          (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:
     (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
     (2) since the date hereof there has been a change in the applicable Federal income tax law;
in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
          (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
          (h) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 8.2(i) hereof;
          (i) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;
          (j) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and
          (k) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III hereof.

          Section 8.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest and Additional Interest, if any, on the Securities.
          Section 8.4 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
          Section 9.1 Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder to:
     (1) cure any ambiguity, omission, defect or inconsistency;

     (2) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Securities or the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee;
     (3) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) add additional Guarantees with respect to the Securities, including any new Guarantees;
     (5) secure the Securities;
     (6) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;
     (7) make any change that does not adversely affect the rights of any Holder;
     (8) comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA;
     (9) provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single class of securities;
     (10) provide for the issuance of Additional Securities in accordance with this Indenture;
     (11) conform the text of this Indenture, the Subsidiary Guarantees or the Securities to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Securities; or
     (12) evidence and provide for the acceptance of an appointment of a successor Trustee.
          After an amendment under this Section 9.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
          Section 9.2 With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), voting as a single class. However, without the consent of each Holder affected, an amendment may not:
     (1) reduce the principal amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or extend the Stated Maturity of any Security;
     (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Section 3.7 hereof;
     (5) make any Security payable in currency other than that stated in the Security;
     (6) impair the right of any Holder to receive payment of premium, if any, principal of and interest and Additional Interest, if any, on such Holder’s Securities on or after the due dates therefor (other than a repurchase required by Section 4.6 or 4.8 hereof) or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (7) make any change in Section 6.4 or 6.7 hereof or this sentence of this Section 9.2.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          A consent to any amendment or waiver under this Indenture by any Holder of Securities given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.
          After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.
          Section 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          Section 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such

Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article IX or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
          Section 9.5 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          Section 9.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating (i) that such amendment is authorized or permitted by this Indenture and (ii) that all conditions precedent have been met.
ARTICLE X
SUBSIDIARY GUARANTEE
          Section 10.1 Subsidiary Guarantee. Each Subsidiary Guarantor party hereto, and each Subsidiary Guarantor which becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof as primary obligor and not merely as surety, jointly and severally, fully, unconditionally and irrevocably, Guarantees, on an unsecured senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, interest and Additional Interest, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations owing of the Company under this Indenture (including obligations owing to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
          The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Guaranteed Obligations. The Guaranteed Obligations of the Subsidiary Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Company.
          The Subsidiary Guarantors further agree that their Subsidiary Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.
          The Subsidiary Guarantors further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
          The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 10.1.
          The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.
          Section 10.2 Limitation on Liability. Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Guaranteed Obligations of such Subsidiary Guarantor will be limited to the maximum amount that can be guaranteed by that Subsidiary Guarantor, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guaranteed Obligations of such other Subsidiary Guarantor under this Article X without resulting in the Guaranteed Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          Section 10.3 Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.1 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.
          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.
          The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
          In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, or a Subsidiary becomes a Domestic Subsidiary, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.9 hereof and this Article X, to the extent applicable.
          Section 10.4 Successors and Assigns; Releases.
          (a) This Article X shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          (b) Notwithstanding the foregoing, all Guaranteed Obligations of a Subsidiary Guarantor under this Article X shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon any sale or other disposition (whether by merger, consolidation or the sale of all of the Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor (other than by lease) and whether or not the Subsidiary Guarantor is the surviving Person in such transaction) to a Person which is not the Company or a Subsidiary of the Company; provided that (i) such sale or disposition of such Capital Stock or assets is otherwise in compliance with this Indenture and (ii) all the obligations of such Subsidiary Guarantor under the Senior Credit Facility and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction. In addition, a Subsidiary Guarantor will be released from its obligations under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement, upon (i) the legal defeasance or covenant defeasance of the Securities as described in Article VIII hereof and (ii) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.
          Section 10.5 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

          Section 10.6 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.6. The provisions of this Section 10.5 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
          Section 10.7 No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
          Section 10.8 Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.
ARTICLE XI
SUBORDINATION
          Section 11.1 Securities Subordinated to Senior Indebtedness. The Company, for itself and its successors, and each Holder, by its acceptance of Securities agrees that the payments of all Obligations on the Securities by the Company shall be subordinated and junior in right of payment in accordance with the provisions of this Article XI to the prior payment in full, in cash or Cash Equivalents, of all Obligations on the Senior Indebtedness (including the Obligations with respect to the Credit Facilities), whether now outstanding or hereafter created, incurred, assumed or guaranteed (including any interest accruing subsequent to an event specified in Sections 6.1(7) and 6.1(8) hereof whether or not such interest is an allowed claim against the Company), that the subordination is for the benefit of the holders of Senior

Indebtedness, and that each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness, in reliance upon the covenants and provisions contained in this Indenture. Notwithstanding the foregoing, payments and distributions made in Permitted Junior Securities or made relating to the Securities pursuant to the trust set forth in Article VIII hereof will not be so subordinated in right of payment to any Senior Indebtedness or subject to these restrictions.
          Section 11.2 Payment over of Proceeds upon Liquidation, Etc.; No Payments in Certain Circumstances.
          (a) In the event of distributions resulting from:
     (1) a liquidation or dissolution of the Company or the relevant Subsidiary Guarantor;
     (2) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or the relevant Subsidiary Guarantor or its respective property;
     (3) an assignment of the Company’s assets for the benefit of its or the relevant Subsidiary Guarantor’s creditors; or
     (4) any marshalling of the Company’s or the relevant Subsidiary Guarantor’s assets and liabilities, the holders of Senior Indebtedness shall receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.1(7) and 6.1(8) hereof whether or not such interest is an allowed claim against the Company) before the Holders of Securities shall receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Securities (other than payments and distributions made in Permitted Junior Securities or made relating to the Securities pursuant to the trust set forth in Article VIII hereof).
          (b) The Company shall not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Securities (other than payments and distributions made in Permitted Junior Securities or made relating to the Securities pursuant to the trust set forth in Article VIII hereof) or acquire any Securities for cash or property or otherwise, if a payment default under Designated Senior Indebtedness occurs and is continuing unless and until such payment default is cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or paid in full in accordance with its terms. In addition, upon the occurrence and during the continuation of any other event of default with respect to Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) pursuant to which the maturity thereof may be accelerated, if the agent or representative of the holders of such Designated Senior Indebtedness gives written notice of such non-payment event of default to the Company and the Trustee (each a “Payment Blockage Notice”), no payment or distribution of any kind or character shall be made by the Company upon or in respect of any Obligations on, or with respect to, the Securities (other than payments and distributions made in Permitted Junior

Securities or made relating to the Securities pursuant to the trust set forth in Article VIII hereof) and the Company shall not acquire any Securities for cash or property or otherwise, in any case, unless and until the earliest to occur of (w) the date on which the Trustee receives written notice from the agent or other representative for such Designated Senior Indebtedness that all nonpayment defaults are cured or waived or have ceased to exist, (x) the date 179 days after the date on which such Payment Blockage Notice was received (unless the maturity of any Designated Senior Indebtedness has been accelerated), (y) the date on which the Trustee receives written notice from the agent or other representative for such Designated Senior Indebtedness rescinding the Payment Blockage Notice and (z) the date such Designated Senior Indebtedness has been discharged or paid in full in accordance with its terms.
          (c) No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice unless such non-payment default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that would, in either case, give rise to a non-payment default pursuant to any provisions under which a non-payment default previously existed or was continuing shall constitute a new non-payment default for this purpose).
          (d) No new Payment Blockage Notice may be delivered unless and until: (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice, and (ii) all scheduled payments of principal of, premium, if any, interest and Additional Interest, if any, on the Securities that have come due have been paid in full.
          (e) Nothing contained in this Article XI shall limit the right of the Holders to take any action to accelerate the maturity of the Securities pursuant to Article VI hereof or to pursue any rights or remedies hereunder or otherwise.
          Section 11.3 Rights and Obligations of the Holders.
          (a) In the event that, notwithstanding the provisions of Sections 11.1 and 11.2 hereof, any Holders or the Trustee receive or receives any payment of any kind in respect of the Securities in contravention of the provisions of this Indenture before all Senior Indebtedness has been paid in full (and the Holder or, in the case of the Trustee, a Trust Officer has actual knowledge that such payment is in contravention of this Indenture), then such payment or distribution will be held by the Trustee or the Holder, as the case may be, in trust for the benefit of the holders of such Senior Indebtedness or their representative. Upon the prior written request of the holders of such Senior Indebtedness, the Trustee or the Holder, as the case may be, shall promptly deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
          (b) If payment of the obligations under the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of and the agent or other representatives for the Senior Indebtedness of such acceleration.

          (c) Nothing contained in this Article XI shall limit the right of the Holders to take any action to accelerate the maturity of the Securities pursuant to Article VI hereof or to pursue any rights or remedies hereunder or otherwise.
          (d) Upon any payment or distribution of assets or securities referred to in this Article XI, the Holders (notwithstanding any other provision of this Indenture) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.
          (e) The Company shall give written notice to the Trustee of any default or event of default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued, and, in the event of any such event of default, shall provide to the Trustee the names and addresses of the trustees or other representatives of holders of such Senior Indebtedness.
          (f) With respect to the holders of Senior Indebtedness, each Holder undertakes to perform only such obligations on the part of such Holder as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Holders. The Holders shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or any other representative of the holders of the Senior Indebtedness.
          Section 11.4 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article XI or elsewhere in this Indenture shall prevent or delay (i) the Company, except under the conditions set forth in Section 11.2 hereof, from making payments at any time for the purpose of paying the Obligations under the Securities, or from depositing with the Paying Agent any moneys for such payments, or (ii) subject to Section 11.2 hereof, the application by the Paying Agent of any moneys deposited with it for the purpose of paying the Obligations under the Securities.
          Section 11.5 Rights of Holders of Senior Indebtedness Not to Be Impaired.
          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing, such holders of Senior Indebtedness may, at any time and from time to time without impairing or releasing the subordination provided in this Article XI or the obligations of the Holders hereunder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which any Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person. Each Holder by purchasing or accepting a Security waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness and notice of or proof of reliance by any holder or owner of Senior Indebtedness upon this Article XI and the Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article XI, and all dealings between the Company and the holders and owners of the Senior Indebtedness shall be deemed to have been consummated in reliance upon this Article XI.
          (b) The provisions of this Article XI are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness.
          Section 11.6 Subrogation.
          (a) Upon the payment in full in accordance with the terms of Section 11.2 hereof of all amounts payable under or in respect of the Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of Company made on such Senior Indebtedness until the Securities shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article XI, and no payment over pursuant to the provisions of this Article XI to holders of such Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article XI are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holders, on the other hand. A release of any claim by any holder of Senior Indebtedness shall not limit the Holders’ rights of subrogation under this Section 11.6.
          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of all amounts payable under the Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all Senior Indebtedness payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents in accordance with the terms of Section 11.2 hereof.
          Section 11.7 Obligations of the Company Unconditional.
          (a) Nothing contained in this Article XI or elsewhere in this Indenture is intended to or shall impair as between the Company and the Holders the obligations of the Company, which are absolute and unconditional, to pay to the Holders as and when payments on the Securities become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
          (b) The failure to make a payment on account of Securities by reason of any provision of this Article XI shall not prevent the occurrence of an Event of Default under Section 6.1 hereof.
          Section 11.8 Holders Authorize Trustee to Effectuate Subordination. Each Holder hereby authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of the Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Designated Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Indebtedness, no Holder shall waive, settle or compromise any such claim or claims relating to the Securities that such Holder now or hereafter may have against the Company.
          Section 11.9 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.
          Section 11.10 Guarantees Subordinated to Senior Indebtedness of Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Securities are junior and subordinated to Senior Indebtedness of the Company. Payments under the Subsidiary Guarantee of each Subsidiary Guarantor shall be subordinated to the prior payment in full of all other Senior Indebtedness of such Subsidiary Guarantor, including Senior Indebtedness Incurred after the Issue Date, on the same basis as provided in this Article XI with respect to the subordination of payments on the Securities by the Company to the prior payment in full of the Company’s Senior Indebtedness.
ARTICLE XII
MISCELLANEOUS
          Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.
          Section 12.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Financial Officer
With a copy to:
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: General Counsel
if to the Subsidiary Guarantors:
c/o Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Financial Officer
With a copy to:
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: General Counsel

if to the Trustee:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
          The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          Section 12.3 Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
          Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          Section 12.6 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          Section 12.7 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the State of Delaware. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          Section 12.8 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          Section 12.9 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary or any Parent Entity, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          Section 12.10 Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
          Section 12.11 Multiple Originals; Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
          Section 12.12 Severability. In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
          Section 12.13 Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.
          Section 12.14 Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
          Section 12.15 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          Section 12.16 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DOANE PET CARE COMPANY

By:

	Name:	Philip K. Woodlief
	Title:	Vice President, Finance and Chief Financial Officer

DOANE MANAGEMENT CORP.

By:

	Name:	Philip K. Woodlief
	Title:	Vice President, Finance and Chief Financial Officer

DOANE/WINDY HILL JOINT
VENTURE L.L.C.

By:

	Name:	Philip K. Woodlief
	Title:	Vice President, Finance and Chief Financial Officer

DPC INVESTMENT CORP.

By:

	Name:	Philip K. Woodlief
	Title:	Vice President, Finance and Chief Financial Officer

WILMINGTON TRUST COMPANY,
as Trustee

By:

Name:
	Title:	Authorized Signer

EXHIBIT A
[FACE OF SECURITY]
DOANE PET CARE COMPANY
10 5/8% SENIOR SUBORDINATED NOTE DUE 2015

	CUSIP NO.	[256006 AE 7]
[Rule 144A]
[U2540Q AB 8]
[Reg. S]
No.	Principal Amount $
          Doane Pet Care Company, a Delaware corporation, promises to pay to [______], or registered assigns, the principal sum of ______dollars on November 15, 2015.
          Interest Payment Dates: May 15 and November 15 commencing May 15, 2006.
          Record Dates: May 1 and November 1.
          Additional provisions of this Note are set forth on the other side of this Note.
Dated: October 24, 2005

DOANE PET CARE COMPANY

By:

Name:
Title:

WILMINGTON TRUST COMPANY

as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:

Authorized Signatory

[REVERSE OF SECURITY]
DOANE PET CARE COMPANY
10 5/8% SENIOR SUBORDINATED NOTES DUE 2015
[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]
THIS SECURITY IS SUBORDINATED TO SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS OF EACH SUCH SUBSIDIARY GUARANTOR.
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          (1) INTEREST. Doane Pet Care Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 10 5/8% per annum from October 24, 2005 until maturity [and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.]* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be May 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          (2) METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date,

*	Delete for Exchange Security.

even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest [and Additional Interest, if any,]* at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, [and Additional Interest, if any,]* on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.
          (4) INDENTURE. The Company issued the Securities under an Indenture dated as of October 24, 2005 (the “Indenture”) among the Company, the Subsidiary Guarantors parties thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company and may be issued in an unlimited principal amount.
          (5) OPTIONAL REDEMPTION.
          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Securities prior to November 15, 2010. On and after November 15, 2010, the Company may at any time redeem all or, from time to time, part of the Securities, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year	Percentage
2010	105.313%
2011	103.542%
2012	101.771%
2013 and thereafter	100.000%

*	Delete for Exchange Security.

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to November 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities (including the Additional Securities, if any) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, [and Additional Interest, if any,]* thereon, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:
     (1) at least 65% of the aggregate principal amount of the Securities (including the Additional Securities, if any) remains outstanding after each such redemption; and
     (2) the redemption occurs within 90 days after the closing of such Equity Offering.
          (6) MANDATORY REDEMPTION.
          The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.
          (7) REPURCHASE AT OPTION OF HOLDER.
          (a) Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities as described in Paragraph 5, each Holder shall have the right to require the Company to repurchase (a “Change of Control Offer”) all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof (the “Change of Control Payment”) plus accrued and unpaid interest, if any, [and Additional Interest, if any,]* to, but not including, the date of purchase (the “Change of Control Payment Date”). Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder of record setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) No later than the 361st day after an Asset Disposition (or, at the Company’s option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer to all Holders of Securities and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 4.6 of the Indenture
          (8) NOTICE OF REDEMPTION. The Company shall mail a notice of redemption by first-class mail at least 30 days but not more than 60 days before a date for

*	Delete for Exchange Securities

redemption of Securities to each Holder whose Securities are to be redeemed at its registered address. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition or conditions, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date as stated in such notice, or by the redemption date as so delayed. Securities in denominations larger than $2,000 may be redeemed in part but only in an integral multiple of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.
          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except for the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.
          (10) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.
          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, voting as a single class, and the Holders of a majority in principal amount of the outstanding Securities, voting as a single class, by notice to the Trustee may waive an existing default or compliance with a provision of the Indenture or the Securities, subject to certain exceptions. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities or the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add additional Guarantees with respect to the Securities including any new Guarantees, to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, to provide for the issuance of the Exchange Securities, to provide for the issuance of Additional Securities in accordance with the Indenture, to conform the text of the Indenture, the Subsidiary Guarantees or the Securities to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the

Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Securities, or to evidence and provide for the acceptance of an appointment of a successor Trustee.
          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults in any payment of interest [or Additional Interest (as required by the Registration Rights Agreement)]* on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (ii) a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the Company or any Subsidiary Guarantor fails to comply with Section 5.1 of the Indenture, (iv) the Company fails to comply for 30 days after written notice with any of its obligations under Article IV of the Indenture (other than a failure to purchase Securities, which will constitute an Event of Default under clause (ii) above), (v) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000, and the default shall not have been cured or the acceleration rescinded within a 10-day period, except with respect to Disqualified Capital Stock pursuant to which the exclusive remedy of the holders thereof is additional seats on the board of directors of the Company or a Subsidiary, (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries set forth in Sections 6.1(7) and (8) of the Indenture, (viii) any judgment or decree for the payment of money in excess of $15,000,000, to the extent not covered by insurance, is rendered against the Company or a Significant Subsidiary and the judgment or decree shall remain undischarged or unstayed for a period of 60 days after it becomes final and non-appealable, or (ix) the failure of any Subsidiary Guarantee to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or any Subsidiary Guarantee if such default continues for 10 days. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable without further action or notice.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any Default or Event of Default that occurs and is continuing (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Security) if the Trustee determines that withholding the notice is in the interests of Holders. The Holders of a majority in principal amount of the outstanding Securities, voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences under the

*	Delete for Exchange Security.

Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, a Security or a Default or Event of Default in respect of a provision that under Section 9.2 of the Indenture cannot be amended without the consent of each Holder affected. The Company is required to deliver to the Trustee annually an Officers’ Certificate regarding the Company’s compliance with the Indenture, and the Company is required upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
          (13) SUBSIDIARY GUARANTEE. The obligations of the Company hereunder are jointly and severally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.
          (14) SUBORDINATION. The Securities are unsecured obligations of the Company and junior and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Subsidiary Guarantee by a Subsidiary Guarantor is junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Securities are junior and subordinated to Senior Indebtedness of the Company. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.
          (15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          (16) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary or any Parent Entity, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
          (17) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SECURITIES AND RESTRICTED DEFINITIVE SECURITIES. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 24, 2005, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof.]*
          (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Financial Officer

*	Delete for Exchange Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint            to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________ Your Signature: ____________________________________________________________

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the appropriate box below:
☐ Section 4.6                                ☐ Section 4.8
          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Security)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

PRINCIPAL
	AMOUNT OF	AMOUNT OF	AMOUNT OF THIS	SIGNATURE OF
	DECREASE IN	INCREASE IN	GLOBAL	AUTHORIZED
	PRINCIPAL	PRINCIPAL	SECURITY	OFFICER OR
	AMOUNT OF THIS	AMOUNT OF THIS	FOLLOWING	TRUSTEE OR
DATE OF	GLOBAL	GLOBAL	SUCH INCREASE	SECURITIES
EXCHANGE	SECURITY	SECURITY	OR DECREASE	CUSTODIAN

EXHIBIT B
FORM OF CERTIFICATE OF EXCHANGE
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
[Registrar address block]
          Re: Doane Pet Care Company’s 10 5/8% Senior Subordinated Notes due 2015
(Rule 144A CUSIP: 256006 AE 7;___)
(Regulation S CUSIP: U2540Q AB 8)
          Reference is hereby made to the Indenture, dated as of October 24, 2005 (the “Indenture”), among Doane Pet Care Company, as issuer (the “Company”), the Subsidiary Guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___(the “Owner”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $___in such Security[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security
          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES
          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.
          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security, [ ] Regulation S Global Security, [ ] IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT C
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
[Registrar address block]
     Re: Doane Pet Care Company’s 10 5/8% Senior Subordinated Notes due 2015
          Reference is hereby made to the Indenture, dated as of October 24, 2005 (the “Indenture”), among Doane Pet Care Company, as issuer (the “Company”), the guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $___aggregate principal amount of:
     (a) [ ] a beneficial interest in a Global Security, or
     (b) [ ] a Definitive Security,
we confirm that:
     1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A)

C-1

through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

C-2

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, the undersigned Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 24, 2005 (the “Indenture”) among Doane Pet Care Company, (the “Company”), the Subsidiary Guarantors thereto and Wilmington Trust Company, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium [and Additional Interest,]* if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Subsidiary Guarantee by a Subsidiary Guarantor is junior and subordinated in right of payment to all Senior Indebtedness of such Subsidiary Guarantor to the same extent that the Securities are junior and subordinated to Senior Indebtedness of the Company as set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the subordination of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subject in right to payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

[NAME OF SUBSIDIARY GUARANTOR(S)]
By:
Name:
Title:

*	Delete for Exchange Security.

D-1

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ___, 20___, among ___(the “Guaranteeing Subsidiary”), a subsidiary of Doane Pet Care Company (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 24, 2005 providing for the issuance of 10 5/8% Senior Subordinated Notes due 2015 in an unlimited principal amount (the “Securities”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Securities Guarantee”); and
          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee and the incorporation of such terms into this Supplemental Indenture.
     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Securities Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Securities Guarantee.

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     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, 20__

GUARANTEEING SUBSIDIARY
By:
Name:
Title:

DOANE PET CARE COMPANY
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee
By:
Authorized Signatory

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